                                                                   EXHIBIT 10.3



                           PEGASUS TECHNOLOGIES, INC.



                        STOCKHOLDER AND VOTING AGREEMENT


                                  DATED AS OF

                                 MARCH 3, 2000




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                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
1.       Certain Definitions......................................................................................1

2.       Registration Rights......................................................................................6
         2.01     Request for Registration........................................................................6
         2.02     Demand Registrations............................................................................6
         2.03     Piggyback Registrations.........................................................................8
         2.04     Expenses of Registration........................................................................8
         2.05     Registration Procedures.........................................................................9
         2.06     Holders' Obligation............................................................................10
         2.07     Idemnification.................................................................................10
         2.08     Other Obligations..............................................................................12
         2.09     180-Day Lockup.................................................................................13
         2.10     Termination of Registration Rights.............................................................13

3.       Restrictions on Transfer of Stock.......................................................................13
         3.01     Transfer of Shares.............................................................................13
         3.02     Pre-Initial Public Offering First Refusal Rights...............................................13
         3.03     Post-Initial Public Offering First Refusal Rights..............................................15
         3.04     Exempt Transactions............................................................................15

4.       Covenants of the Company................................................................................15
         4.01     Basic Financial Information....................................................................16
         4.02     Additional Information Rights..................................................................17
         4.03     Prompt Payment of Taxes, Etc...................................................................17
         4.04     Maintenance of Properties and Leases...........................................................18
         4.05     Insurance......................................................................................18
         4.06     Accounts and Records...........................................................................18
         4.07     Independent Accountants........................................................................18
         4.08     Compliance with Laws...........................................................................18
         4.09     Maintenance of Corporate Existence, Etc........................................................18
         4.10     New Securities.................................................................................19

5.       Corporate Governance....................................................................................20
         5.01     Board of Directors.............................................................................20
         5.02     Meetings of the Board..........................................................................21
         5.03     Committees.....................................................................................21
         5.04     Reimbursement of Expenses......................................................................21
         5.05     Certain Approvals..............................................................................22
         5.06     Irrevocable Proxy and Power of Attorney........................................................22

6.       Corporate Governance Policy; Business Plan and Budget...................................................23

7.       Co-sale Rights..........................................................................................23
         7.01     Sales by Existing Stockholders.................................................................23

8.       Statement Respecting Rights.............................................................................25



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


9.       Miscellaneous...........................................................................................26
         9.01     Governing Law..................................................................................26
         9.02     Successors and Assigns.........................................................................26
         9.03     Entire Agreement: Amendment and Waiver.........................................................27
         9.04     Notices, Etc...................................................................................27
         9.05     Delays or Omissions............................................................................28
         9.06     Severability...................................................................................29
         9.07     Counterparts...................................................................................29
         9.08     Termination....................................................................................29
         9.09     Specific Enforcement...........................................................................29
         9.10     Use of Investor's and KFx's Name...............................................................29
         9.11     Relationship between Parties...................................................................29
         9.12     Observance of Separate Entity Formalities......................................................30




Exhibit A..................Corporate Governance Policy
Exhibit B..................Work Program
Exhibit C..................Operating Budget

                        STOCKHOLDER AND VOTING AGREEMENT

         This Stockholder and Voting Agreement (this "AGREEMENT") is made and entered into as of March 3, 2000, by and among (i) Pegasus Technologies, Inc., a South Dakota corporation (the "COMPANY"), (ii) KFx Inc., a Delaware corporation ("KFx"), (iii) Kennecott Energy Company, a Delaware corporation (the "INVESTOR"), Brad J. Radl, Philip A. Weintz, Willie B. Roland, Jr., Terry
V. Radl and Richard W. Vesel (together, Messers. Radl, Weintz, Roland, Radl and Vesel shall be referred to as the "RADL GROUP"). KFx and the Radl Group are referred to collectively as the "EXISTING STOCKHOLDERS" and individually as an "EXISTING STOCKHOLDER" and the Existing Stockholders together with the Investor are referred to collectively as the "STOCKHOLDERS" and individually as a "STOCKHOLDER."

         The Investor, KFx and the Company are parties to a Common Stock and Series A Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"). The Investor's obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Stockholders and the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.       CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings, which shall be equally applicable to the singular and plural forms thereof, unless the context otherwise requires:

         "AFFILIATE" means, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person or an officer, director, holder of 10% or more of the outstanding equity securities of such Person, or the parent, spouse or lineal descendant of any of the foregoing.

         "BEST EFFORTS" means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved in a commercially reasonable manner and as expeditiously as is commercially reasonable under the circumstances.

         "CASH FLOW" means, for any period, the sum of (a) operating cash flow as calculated pursuant to generally accepted accounting principles, plus (b) cash interest payments on Indebtedness minus (c) cash paid for capital expenditures (as determined in accordance with generally accepted accounting principles) of the Company paid during such period.

         "CASH FLOW COVERAGE RATIO" means, as at any date of determination thereof, the ratio of (a) the Cash Flow for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) the Operating Costs for such period.

         "CLOSING" means the date of the sale of shares of the Company's Common Stock and Series A Preferred pursuant to the Purchase Agreement.

         "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK" means the Company's common stock, $0.001 par value per share.

         "COMPANY" has the meaning set forth in the introductory paragraph.

         "CONVERSION EVENT" has the meaning set forth in Section 8.02.

         "DEBT SERVICE" means, for any period, the sum of all principal paid for Indebtedness plus interest payments made by the Company during such period with respect such Indebtedness.

         "DEBT SERVICE COVERAGE RATIO" means, as at any date of determination thereof, the ratio of (a) Cash Flow for the period of two fiscal quarters ending on or most recently ended prior to such date to (b) Debt Service for such period.

         "DEMAND REGISTRATION" has the meaning set forth in Section 2.01.

         "ELECTION PERIOD" has the meaning set forth in Section 3.01.

         "ENTITY" means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, limited liability limited partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or other entity.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "EXISTING STOCKHOLDER" has the meaning set forth in the introductory paragraph to this Agreement.

         "GOVERNMENTAL BODY" means any:

         (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;


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





         (b) federal, state, local, municipal, foreign or other government;

         (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

         (d) multi-national governmental or quasi-governmental organization or body; or

         (e) other body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority.

         "INCENTIVE PLAN" means the Company's 1999 Stock Incentive Plan.

         "INDEBTEDNESS" means, for any period, all obligations of the Company for borrowed money including, without limitation, all obligations of the Company under capital leases (as determined in accordance with generally accepted accounting principles) and all obligations, contingent or otherwise, relative to the full amount of any letter of credit or surety bond, whether or not drawn or called upon.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 2.07(c).

         "INDEMNIFYING PARTY" has the meaning set forth in Section 2.07(c).

         "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock of the Company registered on Form S-1 and filed with the Commission under the Securities Act.

         "INVESTOR" has the meaning set forth in the introductory paragraph.

         "INVESTOR DIRECTOR" has the meaning set forth in Section 5.01(a)(ii).

         "INVESTOR NOTICE" has the meaning set forth in Section 3.02(a).

         "INVESTOR STOCK" means (i) shares of Common Stock owned by the Investor or any transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series A Preferred) warrants, options or other securities of the Company owned by the Investor or any transferee thereof; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and
(ii) above. Any reference to a percentage of Investor Stock of the Company shall be determined on a fully diluted basis.

         "LONG FORM REGISTRATION" has the meaning set forth in Section 2.01.



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




         "NEW ISSUANCE NOTICE" has the meaning set forth in Section 4.10(d)(i).

         "NEW SECURITIES" has the meaning set forth in Section 4.10(c).

         "OFFER NOTICE" has the meaning set forth in Section 3.02(a).

         "OPERATING BUDGET" has the meaning set forth in Section 6.01(b).

         "OPERATING COSTS" means, for any period, the sum, computed without duplication, of all costs and expenses paid by the Company during such period (or, in the case of any future period, projected to be paid or payable during such period) in connection with the operation, maintenance and administration of the Company, including, without limitation, all costs payable by the Company in connection with its business whether by way of operations, debt service, lease obligations, license fees, employee costs, taxes or otherwise (as determined on a cash basis).

         "OTHER STOCKHOLDERS" has the meaning set forth in Section 3.02(b).

         "PARTICIPATING STOCKHOLDER" has the meaning set forth in Section
3.02(a).

         "PARTICIPATING OTHER STOCKHOLDER" has the meaning set forth in Section 3.02(b).

         "PERSON" means any individual, Entity or Governmental Body.

         "PIGGYBACK REGISTRATION" has the meaning set forth in Section 2.03(a).

         "PREEMPTIVE RIGHT" has the meaning set forth in Section 4.10(a).

         "PREEMPTIVE RIGHT ELECTION NOTICE" has the meaning set forth in
Section 4.10(d)(i).

         "PREFERRED STOCK" means preferred stock of the Company.

         "PRO RATA SHARE" the percentage that the number of fully diluted shares of Common Stock of the Company held by a Stockholder represents of the fully diluted shares of Common Stock of the Company held by all of the Stockholders (other than (i) the Transferring Stockholder in the case of a determination pursuant to Section 3.02(a) or (ii) the Investor in the case of a determination pursuant to Section 3.02(b)). In the case of any determination hereunder, such determination shall be made assuming the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities, including, without limitation, the Series A Preferred.

         "PURCHASE AGREEMENT" has the meaning set forth in the introductory paragraph.

         "RATABLE PERCENTAGE" has the meaning set forth in Section 4.10(b).



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         "REGISTRABLE SECURITIES" means the Investor Stock and any other
Company securities eligible for registration; provided, however, that Registrable Securities shall not include any shares of Investor Stock or other securities that have previously been registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

         The terms "REGISTERS," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission or by operation of law.

         "REGISTRATION EXPENSES" means all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the fees and expenses of one counsel for the selling holders of Registrable Securities, but excluding Selling Expenses.

         "RULE 13d-1" means Rule 13d-1 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         "RULE 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         "SECURITIES ACT" means the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SELLING EXPENSES" means all underwriting fees or discounts and selling commissions applicable to the sale of Registrable Securities.

         "SERIES A PREFERRED" means the Company's Series A Preferred Stock, $0.001 par value per share.

         "SHORT FORM REGISTRATION" has the meaning set forth in Section 2.01.

         "SIGNIFICANT HOLDER" means the Investor or any transferee of the Investor Stock to the extent that such Person holds either (i) Investor Stock representing at least 4% of the issued and outstanding Stock of the Company or
(ii) those shares of Common Stock and Preferred Stock (or Conversion Shares, as such term is defined in the Purchase Agreement) issued or conveyed pursuant to Sections 2.02 and 2.03(a) of the Purchase Agreement.




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         "STATEMENT RESPECTING RIGHTS" means that Statement Respecting Rights of Series A Preferred Stock of the Company, which was filed with the Secretary of State of the State of South Dakota on March 3, 2000 and which provides for 7,139,169 authorized shares of Series A Preferred.

         "STOCK" means, with respect to any Stockholder, the shares of capital stock of the Company, including, without limitation, Common Stock, Series A Preferred and any security, held at any time by such Stockholder, directly or indirectly, convertible or exchangeable for Common Stock of the Company or securities exercisable or convertible or exchangeable for Common Stock.

         "STOCKHOLDER" has the meaning set forth in the introductory paragraph and, in addition, shall include any Person who acquires Stock and becomes a party to this Agreement.

         "TRANSFER" has the meaning set forth in Section 3.01.

         "TRANSFERRING STOCKHOLDER" has the meaning set forth in Section
3.02(a).

         "WORK PROGRAM" has the meaning set forth in Section 6.01(b).

2.       REGISTRATION RIGHTS

         2.01     Request for Registration.

                  (a) At any time or times commencing six months after the effective date of the Initial Public Offering, the Investor may demand and require that the Company effect (i) up to two registrations under the Securities Act utilizing Form S-1 or any similar form (a "LONG FORM REGISTRATION") and (ii) an unlimited number of registrations on Form S-3 or any similar form, if available (a "SHORT FORM REGISTRATION") (each a "DEMAND REGISTRATION"). Upon receipt of written notice of such demand, the Company shall promptly give written notice of the proposed registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities specified in such demand, together with all Registrable Securities of any other holder of Registrable Securities joining in such demand as are specified in a written request received by the Company within 20 days after delivery of the Company's notice.

                  (b) Notwithstanding the provisions of Section 2.01(a), the Company shall not be obligated to register any securities in response to a Demand Registration unless the aggregate offering value of the Registrable Securities requested to be registered under such Demand Registration equals or exceeds $5,000,000.

         2.02     Demand Registrations.

                  (a) Deferral of Demand Registration. The Company shall use its Best Efforts to file a registration statement with respect to each Demand Registration requested






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


pursuant to and in compliance with Section 2.01 as soon as reasonably practicable after receipt of the demand of the Investor; provided, however, that if in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company because such registration would interfere with a primary registration of securities by the Company or any other material corporate transaction or activity and the Board of Directors concludes, as a result, that it is advisable to defer the filing of such registration statement at such time (as evidenced by an appropriate resolution of the Board of Directors), then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; provided, however, that (i) the Company may not defer the filing for a period of more than 90 days after receipt of the demand of the Investor, (ii) the Company shall not exercise its right to defer a Demand Registration more than once in any 12-month period, and (iii) if the Company undertakes a primary registration following an exercise of its deferral right, the holders of Registrable Securities shall have "piggyback" rights under
Section 2.03.

                  (b) Underwriting. If the Investor intends to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting, it shall so advise the Company as a part of its demand made pursuant to Section 2.01 and the Company shall include such information in its written notice to holders of Registrable Securities. The Investor shall have the right to select the managing underwriter(s) for an underwritten Demand Registration, subject to the approval of the Company's Board of Directors (such approval not to be unreasonably withheld). The right of any holder of Registrable Securities to participate in an underwritten Demand Registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof, and the Company and such holders shall enter into an underwriting agreement in customary form.

                  (c) Priorities. Except as otherwise set forth herein, the holders of Registrable Securities shall have absolute priority over any other securities included in a Demand Registration. If other securities are included in any Demand Registration that is not an underwritten offering and is not a shelf or evergreen registration, all Registrable Securities included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company shall include in such registration all Registrable Securities requested to be included therein prior to the inclusion of any other securities. If the number of Registrable Securities requested to be included in such registration exceeds the amount of securities that in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Registrable Securities shall be included pro rata among the holders thereof based on the percentage of the Investor Stock held by each such Stockholder.




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




                  (d) Nothing contained herein shall obligate the Investor to sell any Stock held by the Investor at the time of an Initial Public Offering or any subsequent public offering of Stock.

         2.03     Piggyback Registrations.

                  (a) Request for Inclusion. If any time after the Initial Public Offering, but not in connection with the Initial Public Offering, the Company shall seek registration of any of its securities for its own account or for the account of other security holders of the Company on any registration form (other than Form S-4 or S-8) which permits the inclusion of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall promptly give each holder of Registrable Securities written notice thereof and, subject to Section 2.03(c), shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of holders of Registrable Securities received within 20 days after delivery of the Company's notice.

                  (b) Underwriting. If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to
Section 2.03(a). In such event, the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                  (c) Priorities. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the securities requested to be included otherwise therein exceeds the amount of securities that can be sold in such offering, except as otherwise provided in Section 2.01 and in this Section 2.03(c), any securities to be sold by the Company in such offering shall have priority over any Registrable Securities and other holders of securities seeking registration, with the second priority for inclusion in such offering to be offered to the holders of the Investor Stock (who, without their consent, shall not have the number of shares of Registrable Securities for which they are seeking registration reduced to less than 50% of the stock requested to be registered by such holders), and third priority to all other holders of securities seeking registration.

         2.04 Expenses of Registration. All Registration Expenses incurred in connection with the Long-Form Registrations and the Short Form and Piggyback Registrations shall be borne by the Company. All Selling Expenses relating to Registrable Securities included in any Demand or Piggyback Registration shall be borne by the holders of such securities pro rata on the basis of the number of shares registered for them.





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





         2.05 Registration Procedures. In the case of each registration effected by the Company pursuant to this Article 2, the Company shall keep each holder of Registrable Securities advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company shall use its Best Efforts to:

                  (a) cause such registration to be declared effective by the Commission and, in the case of a Demand Registration, maintain such registration effective for a period of 180 days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) obtain appropriate qualifications of the securities covered by such registration under state securities or "blue sky" laws in such jurisdictions as may be requested by the holders of Registrable Securities; provided, however, that the Company shall not be required to file a general consent to service of process in any jurisdiction in which it is not otherwise subject to service in order to obtain any such qualification;

                  (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to a prospectus, as a holder of Registrable Securities from time to time may reasonably request;

                  (e) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                  (f) cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;




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



                  (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (h) otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (i) in connection with any underwritten Demand Registration, the Company shall enter into an underwriting agreement reasonably satisfactory to the Initiating Holders containing customary underwriting provisions, including indemnification and contribution provisions.

         2.06 Holder's Obligations. Each holder of Registrable Securities included in a registration statement shall not effect sales thereof after receipt of written notice from the Company pursuant to Section 2.05(e) until the Company notifies the holder otherwise.

         2.07     Indemnification.

                  (a) The Company shall indemnify each holder of Registrable Securities, each of such holder's officers, directors, partners, agents, employees and representatives, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article 2, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claims, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Securities and stated to be specifically for use therein. It is agreed that the indemnity agreement contained this Section 2.06(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                  (b) Each holder of Registrable Securities included in any registration effected pursuant to this Article 2 shall indemnify the Company, each of its directors, officers, agents, employees and representatives, and each person who controls the Company within the meaning of
Section 15 of the Securities Act, each other such holder of Registrable Securities and each of their officers, directors and partners, and each person controlling such holders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by such holder of Registrable Securities; provided, however, that (x) no holder of such Registrable Securities shall be liable hereunder for any amounts in excess of the net proceeds received by such holder pursuant to such registration, and (y) the obligations of such holder of Registrable Securities hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent has not been unreasonably withheld).

                  (c)      Each party entitled to indemnification under this
Section 2.07 (the "INDEMNIFIED PARTY") shall give written notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
2.07 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d)      If the indemnification provided for in this Section
2.07 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference, among other things, to whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

         2.08 Other Obligations. With a view to making available the benefits of certain rules and regulations of the Commission that may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees:

                  (a) after its initial registration under the Securities Act, to exercise its Best Efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities;

                  (b) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, to remove any restrictive legend from the certificates evidencing such securities at no cost to such holder;

                  (c) to use its Best Efforts to make and keep available public information as defined in Rule 144 at all times from and after 90 days following its initial registration under the Securities Act;

                  (d) to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (e) to furnish any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of

Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission (including Rule 144A) allowing a holder of Registrable Securities to sell any such securities without registration.

         2.09 180-Day Lockup. If requested by the Company or a representative of the underwriters of Common Stock (or other securities) of the Company in connection with the Initial Public Offering, each holder of Registrable Securities shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such holder (other than those included in the registration) for a period specified by the representative of the underwriters, not to exceed 180 days following the effective date of the Initial Public Offering, provided that all officers and directors of the Company and holders of at least two percent of the Company's voting securities enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

         2.10 Termination of Registration Rights. The right of any holder of Registrable Securities to request inclusion of Registrable Securities in any registration pursuant to this Article 2 shall not be applicable at such times as all Registrable Securities beneficially owned by such holder of Registrable Securities may be sold under Rule 144 during any three-month period.

3.       RESTRICTIONS ON TRANSFER OF STOCK

         3.01 Transfer of Shares. Except as otherwise provided herein, no Stockholder shall pledge, mortgage or otherwise encumber any of its Stock, and no Stockholder shall sell, transfer (directly or indirectly), assign or otherwise dispose of (such sale, transfer, assignment, or other disposal, other than an exempt transaction under Section 3.04 hereof, a "TRANSFER") any interest in any of its Stock except pursuant to the provisions of this Article
3. As used herein, Transfer shall include any transaction, however structured, pursuant to which the legal or beneficial ownership of the Stock changes from the Person that has legal or beneficial ownership of the Stock as of the date hereof. Subject to the terms and conditions of this Article 3, each Stockholder agrees not to consummate any such Transfer until 10 days after the delivery to the required parties of an Offer Notice unless the parties to the Transfer have been finally determined pursuant to this Article 3 prior to the expiration of such 10-day period (the "ELECTION PERIOD").

         3.02 Pre-Initial Public Offering First Refusal Rights. (a) The Existing Stockholders (as applicable, the "TRANSFERRING STOCKHOLDER") shall only Transfer Stock prior to the Initial Public Offering, in compliance with the provisions of this

Section 3.02(a). If a Transferring Stockholder wishes to Transfer Stock, the Transferring Stockholder shall deliver a written notice (an "OFFER NOTICE") to the other Stockholders. The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the proposed number of shares of Stock to be transferred and the proposed terms and conditions of such Transfer. The Investor may elect to purchase some or all of the shares of Stock specified in the Offer Notice at a price and on the terms specified therein by delivering written notice of such election (the "INVESTOR NOTICE") to the Transferring Stockholder and the other Stockholders as soon as practicable but in any event within 60 days after delivery of the Offer Notice. If the Investor elects not to purchase all such shares, then each other Stockholder (each, a "PARTICIPATING STOCKHOLDER") may elect to purchase up to its Pro Rata Share (as defined below) of the shares of Stock specified in the Offer Notice at a price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the other Stockholders as soon as practicable but in any event within 20 days after receipt of an Investor Notice stating that the Investor has elected not to purchase all such shares. Any shares not elected to be purchased by the end of such 20-day period shall be reoffered to the Participating Stockholders on a pro rata basis based upon the number of shares held by the Participating Stockholders for a ten-day period by written notice from the Transferring Stockholder to the Participating Stockholders who have elected to purchase their Pro Rata Shares. If the Investor or any Stockholders have elected to purchase shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practicable after the delivery of the election notices, but in any event within 30 days after the expiration of the last applicable election period. To the extent that the Investor and the other Stockholders have not elected to purchase all of the shares specified in the Offer Notice, the Transferring Stockholder may, within 90 days after the expiration of the last applicable election period, transfer such shares to the transferees identified in the Offer Notice at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferee(s) than offered to the other Stockholders in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash or marketable securities at the closing of the transaction or in installments over time.

                  (b) The Investor shall only Transfer Stock prior to the Initial Public Offering, in compliance with the provisions of this Section 3.02(b). If the Investor wishes to Transfer Stock, the Investor shall deliver a written notice (an "INVESTOR OFFER NOTICE") to the other Stockholders (the "OTHER STOCKHOLDERS"). The Investor Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the proposed number of shares of the Stock to be transferred and the proposed terms and conditions of such Transfer. Each of the Other Stockholders may elect to purchase up to its Pro Rata Share of the Stock specified in the Investor Offer Notice at a price and on the terms specified therein by delivering written notice of such election to the Investor as soon as practicable but in any event within 20 days after delivery of the Investor Offer Notice. If any Other Stockholder elects not to purchase its Pro Rata Share of the Stock (a "DECLINING Stockholder"), then the Investor shall deliver to the Other Stockholders who have elected to purchase (the "PARTICIPATING OTHER STOCKHOLDERS") written notice specifying the aggregate number of shares of Stock that all Declining Stockholders have not elected to purchase (the "SECOND OFFER NOTICE"). Each Participating Other Stockholder may elect to purchase its pro rata portion (based upon the number of shares held by the Participating Other Stockholders) of the Declining Stockholder's Pro Rata Share of the Stock specified in the Second Offer Notice at a price and on the terms specified therein by delivering written notice of such election to the Investor as soon as practicable but in any event within 20 days after delivery of the Second Offer Notice. If the Participating Other Stockholders have elected to purchase all of the Stock being offered by the Investor, the transfer of such shares shall be consummated as soon as practicable after the delivery of the election notices, but in any event within 30 days after the expiration of the last applicable election period. To the extent that the Participating Other Stockholders have not elected to purchase all of the Stock specified in the Investor Offer Notice, the Investor may, within 90 days after the expiration of the last applicable election period, transfer such Stock to the transferees identified in the Investor Offer Notice at a price no less than the price per share specified in the Investor Offer Notice and on other terms no more favorable to the transferee(s) than offered to the other Stockholders in the Investor Offer Notice. The purchase price specified in any Investor Offer Notice shall be payable solely in cash or marketable securities at the closing of the transaction or in installments over time.

                  (c) Any transferee of shares in accordance with Sections 3.02(a) or 3.02(b) shall, as a condition precedent to any Transfer, agree to be bound by (and execute a counterpart of) this Agreement.

         3.03 Post-Initial Public Offering First Refusal Rights. Subsequent to the Initial Public Offering, any Existing Stockholder seeking to Transfer in a single transaction or in a series of related transactions more than 5% of the Company's outstanding as-converted Common Stock to a single holder or "group" of holders as defined in Rule 13d-1, other than in connection with an underwritten distribution of shares, shall first offer such Common Stock to the Investor pursuant to the procedures set forth in Section 3.02.

         3.04     Exempt Transactions. The restrictions set forth in this
Article 3 shall not apply to (i) the repurchase of shares by the Company pursuant to the Incentive Plan (as in effect on the date hereof), (ii) the transfer of all or any part of an individual Stockholder's shares of Stock during his or her lifetime by gift or on his or her death by will or intestacy to the Stockholder's immediate family (meaning the spouse, ancestors, lineal descendants (including adopted children) and spouses of the lineal descendants of such Stockholder), (iii) transfers by any Stockholder to a company controlled by, under common control with or that controls such Stockholder or
(iv) any transfer pursuant to Article 8 hereof.

4.       COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees, so long as any Investor Stock is held by a Significant Holder, as follows:

         4.01 Basic Financial Information. The Company shall, subject to applicable law, including, without limitation, applicable antitrust laws, furnish the following reports to each Significant Holder:

                  (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and certified by independent public accountants of recognized national standing selected by the Company. The Company shall also prepare and deliver to the Investor (i) a comparison of such results to the Company's Work Program and the Operating Budget of the Company, and (ii) a calculation of the Company's Debt Service Coverage Ratio for the preceding year.

                  (b) As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the chief financial officer of the Company (or the chief accounting officer if no CFO is in place), except that such statements need not contain the notes required by generally accepted accounting principles. The Company shall also prepare and deliver to the Investor (i) a comparison of such results to the Company's Work Program and the Operating Budget of the Company, and (ii) a calculation of the Company's Debt Service Coverage Ratio for the preceding quarter.

                  (c) As soon as practicable after the end of each monthly accounting period and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month and consolidated statements of income and of cash flow of the Company and its subsidiaries, if any, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the chief financial officer of the Company (or the chief accounting officer if no CFO is in place), except that such statements need not contain the notes required by generally accepted accounting principles. The Company shall also prepare and deliver to the Investor a comparison of such results to the Company's Work Program and the Operating Budget of the Company.

         4.02     Additional Information Rights.

                  (a) The Company shall, subject to the requirements of applicable law, including, without limitation, antitrust laws, permit each Significant Holder to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

                  (b) The Company shall deliver the following reports to each Significant Holder:

                           (i) Annually (but in any event at least 30 days
                  prior to the commencement of each fiscal year of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include an Operating Budget for such fiscal year and the Work Program, as supplemented from time-to-time pursuant to the terms and conditions of the Purchase Agreement, for the Company.

                           (ii) Concurrently with delivery thereof, copies of
                  all reports and other written material submitted to the Board of Directors.

                           (iii) Concurrently with delivery thereof, copies of
                  all reports or communications delivered to the financial community, including all press releases.

                  (c) Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 4.02.

         4.03 Prompt Payment of Taxes, Etc. The Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefore. The Company shall promptly pay or cause to be paid when due, in conformance with customary trade terms, all other obligations incident to the operations of the Company.

         4.04 Maintenance of Properties and Leases. The Company shall keep its properties and those of its subsidiaries, if any, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries shall at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision would reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

         4.05 Insurance. The Company shall keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company shall maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         4.06 Accounts and Records. The Company shall keep true records and books of account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

         4.07 Independent Accountants. The Company shall retain a "Big Five" national accounting firm as its independent public accountants who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected are terminated, the Company shall promptly thereafter notify the holders of Investor Stock and shall request the firm of independent public accountants whose services are terminated to deliver to the Significant Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company shall promptly thereafter engage another "Big Five" national accounting firm as its independent public accountants. In its notice to the holders of Investor Stock the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

         4.08 Compliance with Laws. The Company and all its subsidiaries shall duly observe and conform to all applicable laws and valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

         4.09 Maintenance of Corporate Existence, Etc. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their respective businesses.

         4.10     New Securities.

                  (a) Preemptive Right. The Company hereby grants to the Investor a preemptive right ("PREEMPTIVE RIGHT") to purchase Investor's Ratable Percentage of any New Securities that the Company may, from time to time, propose to issue and sell. The Company shall not issue any New Securities except in compliance with the Preemptive Right.

                  (b) Ratable Percentage. Investor's "RATABLE PERCENTAGE," for purposes of this Section 4.10, is equal to the fraction obtained by dividing (i) the sum of (A) the aggregate number of shares of Common Stock held by the Investor or issuable to the Investor upon conversion of any Series A Preferred held by the Investor and (B) the total number of shares of Common Stock issuable upon exercise of any options or warrants then held by the Investor by (ii) the sum of the total number of shares of (X) Common Stock, (Y) Common Stock issuable upon the conversion of Series A Preferred, any options or warrants (including Common Stock issuable upon conversion of any convertible securities issuable upon the exercise of any options or warrants) or convertible securities (other than the Series A Preferred) then outstanding, and (Z) Common Stock issuable upon conversion or exercise of any other equity-like securities issued to Stockholders.

                  (c) New Securities. Except as set forth below, "NEW SECURITIES" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether or not now authorized, and rights, options, warrants or convertible securities. Notwithstanding the foregoing, New Securities does not include securities issued or issuable (i) upon the conversion of Preferred Stock outstanding as of the date hereof or issued pursuant to the Purchase Agreement, (ii) pursuant to the Initial Public Offering, (iii) in connection with any stock split, stock dividend, or recapitalization, (iv) upon the exercise of the Outstanding Options (as defined in the Purchase Agreement), (v) in connection with the merger or consolidation of the Company with any other company, (vi) in connection with the purchase of all or any portion of the assets of another business or (vii) in connection with the issuance of Preferred Stock in accordance with the Purchase Agreement.

                  (d)      Procedure.

                           (i) In the event the Company proposes to undertake
                  an issuance of New Securities, it shall promptly give the Investor written notice (the "NEW ISSUANCE NOTICE") of its intention, describing the amount and type of New Securities to be issued, and the price and terms upon which the Company proposes to issue the same. The Investor shall as soon as reasonably practicable, and in any event within ninety days from the date of receipt of the New Issuance Notice, exercise the Preemptive Right to purchase up to the Investor's Pro Rata Share of such New Securities for the price and upon the terms specified in the New Issuance Notice by delivering written notice (the

                  "PREEMPTIVE RIGHT ELECTION NOTICE") to the Company and stating therein the quantity of New Securities to be purchased.

                           (ii) Settlement for the New Securities to be
                  purchased by the Investor pursuant to this Subsection (d) shall be made either in cash or cash equivalents or through repayment of indebtedness as soon as reasonably practicable and in any event within one hundred days from the holders' date of receipt of the New Issuance Notice; provided, however, that if the terms of payment for the New Securities specified in the New Issuance Notice were for other than cash against delivery or promissory notes payable over time, the Investor shall pay in cash or in promissory notes to the Company the fair market value of such consideration as mutually agreed upon by the Company and the Investor or, if no such agreement is reached, as determined in good faith by the Board.

                           (iii) At the end of the applicable period of either
                  ninety days after the receipt of New Issuance Notice pursuant to clause (i) above or within ninety days after such determination of fair market value pursuant to clause (ii) above, the Company shall have 90 days thereafter to sell the New Securities not elected to be purchased by the Investor at the price and upon the terms no more favorable to the purchasers of such securities then specified in the New Issuance Notice.

                           (iv) If the Investor shall have failed to deliver to
                  the Company its Preemptive Right Election Notice within the time period described in this Subsection (d), the Investor shall be deemed to have waived its Preemptive Right with respect to such issuance of New Securities.

5.       CORPORATE GOVERNANCE

         5.01     Board of Directors.

                  (a) Concurrently with the Closing and at all times thereafter, each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                           (i) the Company shall have a Board of Directors
                  comprising five members;

                           (ii) One voting representative designated by the
                  Investor shall be elected to the Company's Board of Directors until such time as the Investor is no longer a Significant Holder (the "INVESTOR DIRECTOR");

                           (iii) One voting representative designated by the
                  Radl Group shall be elected to the Company's Board of Directors until such time as the Radl Group members do not collectively own at least 4% of the issued and outstanding Stock of the Company (the "RADL DIRECTOR");

                           (iv) in the event that the Investor Director or the
                  Radl Director for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by another Investor or Radl Group, as the case may be, designated director; and

                           (v) if the Investor or the Radl Group fails to
                  designate a representative to fill the directorship pursuant to the terms of this Section 5.01, the election of such director shall be accomplished in accordance with the Company's certificate of incorporation and bylaws and applicable law.

         Each member of the Board of Directors, as a condition to his or her appointment or nomination, or prior to attending any meeting of the Board of Directors or any committee thereof, shall execute a confidentiality agreement in form and substance satisfactory to the Company and the Investor. The Company will adopt a policy applicable to its directors to protect its proprietary rights.

                  (b) To the extent that any provision of the Company's certificate of incorporation or bylaws is inconsistent with the provisions of this Agreement, the Stockholders agree to take all actions necessary to effect such amendments to the certificate of incorporation or bylaws as may be necessary and appropriate to give full effect to the provisions of this Agreement.

         5.02 Meetings of the Board. Prior to the completion of an Initial Public Offering, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule.

         5.03 Committees. Promptly after the Closing, the Board of Directors shall establish audit, nominating and compensation committees and shall delegate to such committees those duties and powers as are customarily performed by committees of such type. The parties hereto agree to elect the Investor's nominee to chair the Audit Committee of the Board, which shall have primary oversight responsibility for corporate compliance, risk management and ethics issues.

         5.04 Reimbursement of Expenses. The reasonable expenses of the Directors incurred in attending Board or committee meetings shall be reimbursed by the Company. If the Company adopts any plan or arrangement to compensate any directors generally for service as a director either with cash or with stock options, then the Company shall also extend the same compensation to the Investor Director and, in the case of stock options, such options shall be freely transferable by the Investor Director to the Investor as an Affiliate thereof. Notwithstanding the foregoing, no director shall receive any compensation from the Company for service on the Board of Directors until the Cash Flow Coverage Ratio exceeds
1.4 to 1.0.

         5.05 Certain Approvals. For purposes of matters which require shareholder vote under the Company's Bylaws, Articles of Incorporation or applicable law, holders of Series A Preferred shall have the right to vote that number of votes equal to the number of shares of Common Stock into which the Series A Preferred may be converted. For so long as the Investor is a Significant Holder, without the approval of the Investor Director the Company shall not: (i) repurchase Common Stock (except for buybacks from directors or employees) or the Series A Preferred, (ii) declare or pay dividends on or any distribution on account of the Common Stock, (iii) merge, consolidate or sell or assign all or substantially all of the Company's assets in which the Shareholders will not own the majority of the equity of the surviving company,
(iv) amend or waive any provision of the Company's Certificate of Incorporation or Bylaws to create a new series of preferred stock senior to or in parity with the Series A Preferred or increase or decrease the authorized preferred stock of the Company, (v) amend the Articles of Incorporation to change the rights, preferences, privileges or limitations on the Series A Preferred or the Common Stock, (vi) change the authorized size of the Board to more or less than five members, (vii) increase the level of financing that would cause the Debt Service Coverage Ratio to be reduced to below 1.2 to 1.0, (viii) increase the number of shares available for stock options or other equity compensation awards beyond the 2,500,000 options contained in the Company's 1999 Stock Incentive Plan, whether under an existing or new option or incentive plan, or
(ix) dissolve, liquidate or wind up the Company.

         5.06     Irrevocable Proxy and Power of Attorney.

                  (a)      Each member of the Radl Group (other than Brad J.
Radl) hereby irrevocably appoints Brad J. Radl as its attorney-in-fact and proxy of such member of the Radl Group, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the shares of such member of the Radl Group at any meeting of Stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or with respect to any written consent in lieu of any such meeting or otherwise, to vote such shares as Brad J. Radl determines in his full discretion. This proxy and power of attorney is irrevocable and coupled with an interest and does not terminate on the disability or death of a member of the Radl Group (other than Brad J. Radl) and shall continue for so long as this Agreement remains in effect.

                  (b) Each Stockholder and the Company hereby revokes, effective upon the execution and delivery of this Agreement, all proxies and powers of attorney with respect to its respective shares that such party may have heretofore appointed or granted, other than as set forth in Section 5.06(a).

                  (c) None of the Stockholders or the Company shall, directly or indirectly, except as contemplated by this Agreement, deposit any of its shares into a voting trust, or enter into any voting agreement with respect to its shares.

6.       CORPORATE GOVERNANCE POLICY; BUSINESS PLAN AND BUDGET

         6.01 Concurrently with the Closing and at all times thereafter, each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that the Company shall adopt:

                  (a) a corporate governance policy, substantially in the form attached hereto as Exhibit A, that, among other things, acknowledges the respective business of the Investor and relieves directors designated by the Investor from certain corporate opportunity obligations in favor of the Company; and

                  (b) a strategic business plan including the scope of the Company's business activities (the "WORK PROGRAM") and an operating budget covering the initial two-year period of the Company's operations (the "OPERATING BUDGET"), each approved by the Investor and substantially in the form attached hereto as Exhibits B and C, respectively.

7.       CO-SALE RIGHTS

         7.01     Sales by Existing Stockholders.

                  (a) If an Existing Stockholder proposes to sell or transfer any shares of Stock, then such Existing Stockholder shall promptly give written notice (the "Notice") simultaneously to the Company and to the Investor at least thirty (30) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

                  (b) The Investor shall have the right, exercisable upon written notice to the Existing Stockholder within fifteen (15) days after Notice, to participate in such sale of Stock on the same terms and conditions. Such Notice shall indicate the number of shares of Common Stock the Investor wishes to sell under his or her right to participate. To the extent the Investor exercises such right or participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Existing Stockholder may sell in the transaction shall be correspondingly reduced, unless the purchaser of the Stock desires to purchase all of the shares which the Existing Stockholder and the Investor desire to sell, in which case all of such shares shall be sold to the purchaser.

                  (c) The Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Existing Stockholder and the Investor at the time of the sale or transfer.

                  (d) The Investor shall effect its participation in the sale by promptly delivering to such Existing Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                           (i) the type and number of shares of Common Stock
                  which the Investor elects to sell; or

                           (ii) that number of shares of Series A Preferred
                  which is at such time convertible into the number of shares of Common Stock which the Investor elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series A Preferred in lieu of Common Stock, the Investor shall convert such Series A Preferred into Common Stock and deliver Common Stock as provided in Section 7.01(d)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

                  (e) The stock certificate or certificates that the Investor delivers to such Existing Stockholder pursuant to Section 7.01(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and such Existing Stockholder shall concurrently therewith remit to the Investor that portion of the sale proceeds to which Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from the Investor exercising its rights of co-sale hereunder, such Existing Stockholder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the prospective purchaser shall purchase such shares or other securities from the Investor on the same terms and conditions specified in the Notice.

                  (f) The exercise or non-exercise of the rights of the Investor hereunder to participate in one or more sales of Stock made by such Existing Stockholder shall not adversely affect the rights of the Investor under Section 3.02 hereof.

                  (g) If the Investor does not elect to participate in the sale of the Stock subject to the Notice, such Existing Stockholder may, not later than sixty (60) days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the transfer of the Stock covered by the Notice within thirty (30) days of such agreement on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Stock by such Existing Stockholder, shall again be subject to the co-sale rights of the Investor and shall require compliance by such Existing Stockholder with the procedures described in this Section 7.01.

8.       STATEMENT RESPECTING RIGHTS

         8.01 Within 30 days after the date hereof, the Company and the Stockholders shall take all steps required to amend the Statement Respecting Rights and any other documents deemed necessary to create such different classes or sub-classes of Preferred Stock and related conversion mechanisms as may be required to effect an adjustment to the number of shares of Series A Preferred held by each holder thereof and the original issue price of such shares in order (a) to enable the Investor to maintain its as-converted equity interest in the Company at 2% for each $500,000 of investment in Series A Preferred and (b) to adjust the number of shares of Series A Preferred held by KFx to the number of such shares that KFx would have held had the price that KFx paid for such shares equaled the average price per share paid by the Investor, as determined following the adjustment contemplated in Section 8.01(a).

         8.02 Such amendment shall provide that the adjustment mechanism contemplated in Section 8.01 shall be invoked upon the occurrence of a Liquidation (as defined in the Statement Respecting Rights), the sale or other disposition of shares of Series A Preferred or as otherwise agreed by the holders of the Series A Preferred (a "CONVERSION EVENT").

         8.03 In addition to the adjustment contemplated in Section 8.01, upon the occurrence of any Conversion Event, the Investor shall transfer to KFx or KFx shall transfer to the Investor (as the case may be) without any additional consideration being exchanged therefor, such number of shares of Common Stock representing the difference between (i) the number of shares of Common Stock transferred by KFx to the Investor on the date of the Closing and
(ii) the number of shares of Common Stock that would be required for the Investor to hold a number of shares of Common Stock equal to 4% of the total number of shares of Common Stock Deemed Outstanding (as such term is defined in the Statement Respecting Rights).

9.       MISCELLANEOUS

9.01     Governing Law.

                  (a) This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the Business Corporation Act of the State of South Dakota shall govern as to matters of corporate law.

                  (b)      Any legal action or other legal proceeding relating

to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the City and County of Denver, Colorado. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits
                  to the jurisdiction of each state and federal court located in the County of Denver, Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding, including to enforce any settlement, order or award;

                           (ii) agrees that each state and federal court
                  located in the City and County of Denver, Colorado shall be deemed to be a convenient forum; and

                           (iii) waives and agrees not to assert (by way of
                  motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the City and County of Denver, Colorado, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in the County of Denver, Colorado and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Colorado or any other jurisdiction.

                  (d) Each party to this Agreement hereby knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation arising out of, under or in connection with this Agreement, this waiver being a material inducement for each such party to enter into this Agreement.

         9.02 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and the assigns of the parties hereto provided that such assignee is also a transferee of shares of Stock in accordance with the terms and provisions hereof.

         9.03 Entire Agreement; Amendment and Waiver. This Agreement and the Purchase Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. In particular, the execution of this Agreement shall terminate all prior stockholders agreements and registration rights agreements, or any similar agreement to the foregoing, among any Stockholder and the Company. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by the written consent of the Company, the holders of the Investor Stock and a majority in interest of the holders of the Common Stock (assuming the conversion of all outstanding convertible securities including, without limitation, the Series A Preferred).

         9.04 Notices, Etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least 10 days prior to the effectiveness of such notice:



         if to the Investor:                                  Kennecott Energy Company
                                                              505 South Gillette
                                                              P.O. Box 3009
                                                              Gillette, Wyoming  82717-3009
                                                              Attention:  Patricia Britton
                                                              Facsimile:  (307) 687-6059

         with a copy to:                                      Davis, Graham & Stubbs LLP         370
                                                              Seventeenth Street, Suite 4700
                                                              Denver, CO  80202
                                                              Attention:  Christopher L. Richardson
                                                              Facsimile:  (303) 893-1379

         if to KFx:                                           KFx Inc.
                                                              1999 Broadway, Suite 3200
                                                              Denver, CO  80202
                                                              Attention:  Chairman
                                                              Facsimile:  (303) 293-8430


         with a copy to:                                      Morrison & Foerster LLP
                                                              5200 Republic Plaza
                                                              370 Seventeenth Street
                                                              Denver, CO  80202
                                                              Attention: Warren L. Troupe
                                                              Facsimile:  (303) 592-1510

         if to the Company:                                   Pegasus Technologies, Inc.
                                                              5970 Heisley Road, Suite 300
                                                              Mentor, Ohio  44060
                                                              Attention:  Chairman
                                                              Facsimile:  (440) 357-1119

         with a copy to:                                      Morrison & Foerster LLP
                                                              5200 Republic Plaza
                                                              370 Seventeenth Street
                                                              Denver, CO  80202
                                                              Attention: Warren L. Troupe
                                                              Facsimile:  (303) 592-1510

         and with a copy to:                                  Bangs, McCullen, Butler, Foye & Simmons, L.L.P.
                                                              818 St. Joseph Street
                                                              P.O. Box 2670
                                                              Rapid City, SD  57709
                                                              Attention: John H. Raforth
                                                              Facsimile: (605) 343-1503

         if to the Radl Group to:                             Brad J. Radl
                                                              Pegasus Technologies, Inc.
                                                              5970 Heisley Road, Suite 300
                                                              Mentor, Ohio  44060
                                                              Facsimile:  (440) 357-1119




         9.05 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Stockholder under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

         9.06 Severability. Unless otherwise expressly provided herein, a Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as of the original counterpart had been delivered.

         9.08     Termination.

                  (a) Except as provided in Section 9.08(b), this Agreement shall terminate upon the successful completion of the Initial Public Offering or earlier upon the unanimous consent of all Stockholders.

                  (b) Notwithstanding Section 9.08(a), the provisions of this Agreement relating to registration rights (Article 2) and repurchase option (Article 8), shall survive the completion of an Initial Public Offering for a period of 5 years from the date of such completion.

         9.09 Specific Enforcement. Any holder of Stock shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for a breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach.

         9.10 Use of Investor's and KFx's Name. Neither the Company nor any other party hereto shall (a) use in advertising or publicity the name of the Investor or KFx (or any Affiliate thereof) or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Investor or KFx without the prior written consent of the Investor or KFx, which consent shall not be unreasonably withheld or delayed or
(b) represent that any product or service provided by the Company has been approved or endorsed by the Investor or KFx without the prior written consent of the Investor or KFx, as the case may be.

         9.11     Relationship between Parties.


                  (a) Nothing in this Agreement or in the Purchase Agreement shall deem the Investor and KFx to be involved in any joint venture or relationship as partners and each of them agrees to take no action inconsistent with the characterization of the

Company as a corporation, and the relationship between the Investor and KFx shall be deemed to be solely that of stockholders of the Company.

                  (b) Except to the extent expressly provided herein or in the Purchase Agreement, neither this Agreement nor the Purchase Agreement shall constitute an appointment of any of the parties hereto or thereto as the legal representative or agent of any other party hereto or thereto, nor shall any party hereto or thereto have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, the other party hereto or thereto.

         9.12 Observance of Separate Entity Formalities. The Company shall establish and comply with a set of financial, accounting and corporate policies that (a) observe its character as a separate legal entity from each of the Investor and KFx, (b) are similar to those generally established by companies comparable to the Company, and (c) are reasonably satisfactory to each of the Investor and KFx in their sole discretion. Areas to be addressed by these policies shall include (without limitation):

                           (i) cash management policies and cash investment
                  guidelines that shall be on terms and conditions established comparable to those that would apply in an arms' length transaction, including that all funds are accounted for separately unless otherwise agreed to by the parties;

                           (ii) levels of authorization and approval by
                  management and the board of directors of the Company for purchases, contracts, check signing, wire transfers and capital commitments;

                           (iii) normal accounting procedures in accordance
                  with generally accepted accounting principles consistently applied including accrual and recognition of expenses, depreciation, revenue recognition; and

                           (iv) observing all other required formalities of law
                  for a South Dakota corporation including holding any required meetings of its board of directors, as well as meetings of stockholders in each case in accordance with the Articles of Incorporation and the Bylaws of the Company.



                                     *****

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                                COMPANY:

                                                PEGASUS TECHNOLOGIES, INC.


                                                By:   /s/ Seth L. Patterson
                                                     --------------------------
                                                Name:  Seth L. Patterson
                                                       ------------------------
                                                Title: V.P. - Finance & C.F.O.
                                                       ------------------------


                                                INVESTOR:

                                                KENNECOTT ENERGY CORPORATION


                                                By:  /s/ Kent W. Goates
                                                     --------------------------
                                                Name:  Kent W. Goates
                                                       ------------------------
                                                Title: Vice President & C.F.O.
                                                       ------------------------



                                                KFx:


                                                KFx INC.



                                                By:   /s/ Seth L. Patterson
                                                     --------------------------
                                                Name:  Seth L. Patterson
                                                       ------------------------
                                                Title: E.V.P. & C.F.O.
                                                       ------------------------


                                                RADL GROUP:




                                                /s/ Brad J. Radl
                                                -------------------------------
                                                Brad J. Radl

                                                /s/ Philip A. Weintz
                                                -------------------------------
                                                Philip A. Weintz

                                                /s/ Willie B. Roland, Jr.
                                                -------------------------------
                                                Willie B. Roland, Jr.

                                                /s/ Terry V. Radl
                                                -------------------------------
                                                Terry V. Radl

                                                /s/ Richard W. Vesel
                                                -------------------------------
                                                Richard W. Vesel

                                   EXHIBIT A

                          CORPORATE GOVERNANCE POLICY

                                   EXHIBIT B

                                  WORK PROGRAM

                                   EXHIBIT C

                                OPERATING BUDGET